Exhibit 4.104

EXECUTION VERSION

SECOND AMENDMENT

TO NOTE PURCHASE AGREEMENT

This SECOND AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”), dated as of December 12, 2008, is entered into among NGP BLUE MOUNTAIN HOLDCO LLC, a Delaware limited liability company (“Issuer”), TCW ASSET MANAGEMENT COMPANY, a California corporation, in its capacity as administrative agent for the benefit of the Note Holders under the Note Purchase Agreement referred to below (together with its successors and permitted assigns in such capacity, the “Agent”) and the REQUIRED HOLDERS (as defined in the Note Purchase Agreement).

WHEREAS, Issuer entered into that certain Note Purchase Agreement, dated as of August 29, 2008 (as amended by that certain First Amendment to Note Purchase Agreement, dated December 8, 2008 and as further amended, supplemented, restated or otherwise modified from time to time, the “Note Purchase Agreement”; capitalized terms used herein without definition and which are defined in the Note Purchase Agreement shall have the meanings ascribed to them in the Note Purchase Agreement) with the Note Purchasers identified therein and Agent;

WHEREAS, Issuer requested a Construction Advance to be made on December 10, 2008 in an amount that did not include funds sufficient to pay accrued interest on the Notes that is due and payable on the Quarterly Payment Date of December 31, 2008;

WHEREAS, pursuant to subsection 2.2C(ii) of the Note Purchase Agreement, Issuer may not submit more than one Advance Notice to Agent in any calendar month;

WHEREAS, Issuer has requested that Agent and Required Holders enter into an amendment to the Note Purchase Agreement whereby Issuer will be permitted to request Advances solely to fund payment of interest on the Notes on Quarterly Payment Dates, notwithstanding an earlier Advance Notice previously submitted in the same calendar month; and

WHEREAS, pursuant to subsection 9.6 of the Note Purchase Agreement, an amendment or waiver of certain terms of the Note Purchase Agreement must be in writing signed by Issuer, Agent and Required Holders.

NOW THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

Section 1. Each of the amendments to the Note Purchase Agreement set forth below in this Section 1 shall become effective in accordance with Section 2 hereof as of the Effective Date.

(a)

The following new definitions are hereby added to subsection 1.1 of the Note Purchase Agreement in the appropriate alphabetical order:

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““General Advance Notice” has the meaning set forth in subsection 2.2C(i).”

““Interest Only Advance Notice” has the meaning set forth in subsection 2.2C(iii).”

(b)

Subsection 2.2B(i) of the Note Purchase Agreement is hereby amended by deleting the words “Available Cash Flow for the period from the most recent Advance to the date of such Advance” and, in lieu thereof, inserting the words “the aggregate amount of cash available in the Collection Account (as defined in the Issuer Account Management Agreement) for such purpose”.

(c)

Subsection 2.2C(i) of the Note Purchase Agreement is hereby amended by inserting the words “(other than an Advance pursuant to an Interest Only Advance Notice (as defined in subsection 2.2C(iii) below))” after the first occurrence of the word “Notes”.

(d)

Subsection 2.2C(i) of the Note Purchase Agreement is hereby further amended by deleting the words “Exhibit C (an “Advance Notice”)” and substituting in lieu thereof the words “Exhibit C-1 (a “General Advance Notice”; together with an Interest Only Advance Notice, an “Advance Notice”)”.

(e)

Subsection 2.2C(ii) of the Note Purchase Agreement is hereby amended by inserting the word “General” immediately prior to each occurrence of “Advance Notice”.

(f)

Subsection 2.2C of the Note Purchase Agreement is hereby amended by inserting the following clause immediately after subsection 2.2C(ii):

“(iii) Subject to the requirements set forth in the last sentence of subsection 2.2C(i), in any month of December, March, June or September, solely for the purpose of funding the payment of interest due on the Notes on the Quarterly Payment Date occurring in such month, Issuer may request a Construction Advance by submitting a single Advance Notice (in addition to any General Advance Notice submitted during such month), in substantially the form of Exhibit C-2 (an “Interest Only Advance Notice”), requesting a Construction Advance in an amount not to exceed the amount required to pay (i) all interest due on the Notes plus (ii) all Undrawn Commitment Fees due, in each case on such Quarterly Payment Date (taking into account at all times from and after the PPA Commercial Operation Date any amounts available for such purpose in the Collection Account (as defined in the Issuer Account Management Agreement). Any such Interest Only Advance Notice, duly completed, shall be delivered to Agent no later than 11:00 a.m. (New York City time) at least ten (10) Business Days in advance of the proposed Funding Date. Notwithstanding anything to the contrary herein, no Advance pursuant to an Interest Only Advance Notice shall be made if an earlier Advance included funds necessary to pay interest on the applicable Payment Date and no Advance shall include funds to pay interest on the Notes after Completion. ”

(g)

Subsection 4.2F of the Note Purchase Agreement is hereby amended by deleting it in its entirety and substituting in lieu thereof the following:

“No less than ten (10) Business Days prior to the Funding Date, Agent shall have received an executed and duly completed Advance Notice in such form as required by subsection 2.2C (with copies as required by subsection 6.1R) in respect of the Advance to be made on such date.”

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(h)

Subsection 4.2G of the Note Purchase Agreement is hereby amended by inserting the words “to be made pursuant to a General Advance Notice” immediately following the first and second occurrences of the word “Advance”.

(i)

Subsection 4.2G(ii) of the Note Purchase Agreement is hereby amended by deleting subclause (b) in its entirety and substituting in lieu thereof the following:

“(b) if a Lender’s Title Policy is then in effect, a notice of title continuation or bring-down date endorsement to the Lender’s Title Policy in the form of a CLTA 122 endorsement that is in the form of Exhibit I(ii), from Title Company that contains no exceptions to title (other than Permitted Liens) not then or earlier approved by Agent and that reflects the date, the amount of the requested disbursement and the amount of all intervening disbursements made pursuant to Interest Only Advance Notices since Issuer last delivered a notice of title continuation or endorsement from Title Company pursuant to this subsection 4.2G(ii).”

(j)

Subsection 4.2H of the Note Purchase Agreement is hereby amended by inserting the words “in connection with any Advance to be made pursuant to a General Advance Notice” immediately following the words “subsection 4.2G(i)”.

(k)

Subsection 4.2J of the Note Purchase Agreement is hereby amended by inserting the words “In connection with any Advance to be made pursuant to a General Advance Notice” at the beginning of the last sentence of such subsection.

(l)

Exhibit C to the Note Purchase Agreement is hereby renumbered “Exhibit C-1” and renamed “[FORM OF] GENERAL ADVANCE NOTICE”, and all references to Exhibit C in the Note Purchase Agreement shall be deemed to be references to Exhibit C-1.

(m)

The form attached hereto as Exhibit C-2 is hereby incorporated into, and made a part of, the Note Purchase Agreement as Exhibit C-2 thereto.

(n)

The form attached hereto as Exhibit I(ii) is hereby incorporated into, and made a part of, the Note Purchase Agreement as Exhibit I(ii) thereto.

Section 2.

Effectiveness. The amendments effected pursuant to Section 1 of this agreement shall be effective, as of December 10, 2008 (the “Effective Date”), upon receipt by Agent of duly executed counterparts of this Amendment from Issuer, each other Note Document Party, Agent and Required Holders.

Section 3.

Representations and Warranties.

(a)

As used in this Amendment, “Amended Agreement” means, from and after the Effective Date, the Note Purchase Agreement as amended by Section 1 hereof. In order to induce Agent and Required Holders to enter into this Amendment, Issuer hereby represents and warrants that:

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(i)

Power and Authority. Each Note Document Party has all requisite limited liability company power and authority to enter into this Amendment (and, in the case of Issuer, the Amended Agreement) and to carry out the transactions contemplated by, and perform its obligations under, this Amendment (and, in the case of Issuer, the Amended Agreement).

(ii)

Authorization of Agreements. The execution and delivery by each Note Document Party of this Amendment and the performance by each of its obligations hereunder (and, in the case of Issuer, the Amended Agreement) have been duly authorized by all necessary action on the part of such Note Document Party.

(iii)

No Conflict. The execution, delivery and performance by each Note Document Party of this Amendment and, in the case of Issuer, the execution, delivery and performance of this Amendment and the Amended Agreement, do not and will not (i) violate any provision of any Law applicable to such Note Document Party or any other Issuer Party, any organizational document of such Note Document Party or any other Issuer Party or any order, judgment or decree of any Governmental Authority binding on such Note Document Party or any other Issuer Party or (ii) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any contractual obligation of such Note Document Party or any other Issuer Party.

(iv)

Binding Obligation. This Amendment (and, in the case of Issuer, the Amended Agreement) constitutes the legal, valid and binding obligations of each Note Document Party thereto, enforceable against such parties in accordance with their respective terms except (i) as such enforceability may be limited by bankruptcy, insolvency reorganization, moratorium or similar laws relating to or limiting creditors’ rights generally or (ii) as the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(v)

Incorporation of Representations and Warranties from Note Purchase Agreement. Each of the representations and warranties contained in Section 5 of the Note Purchase Agreement, after giving effect to this Amendment, is and will be true, correct and complete in all material respects on and as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

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(vi)

No Default. After giving effect hereto, no Default or Event of Default (i) has occurred and is continuing as of the Effective Date or the date of this Amendment or (ii) will result from the execution, delivery or performance by Issuer or NGP I of this Amendment.

Section 4.

Reference to and Effect on the Note Purchase Agreement. On and after the Effective Date, each reference in the Note Purchase Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import referring to the Note Purchase Agreement shall mean and be a reference to the Amended Agreement and each reference in the Transaction Documents (other than the Note Purchase Agreement and this Amendment) to the “Note Purchase Agreement” shall mean and be a reference to the Amended Agreement.

Section 5.

Note Document Party Acknowledgment.

Each Note Document Party hereby acknowledges that it has reviewed the terms and provisions of this Amendment. Each Note Document Party hereby acknowledges and agrees that the terms, provisions and conditions of the Note Purchase Agreement and the other Note Documents, as amended hereby, shall remain in full force and effect and in all respects are hereby ratified and confirmed. Each Note Document Party represents and warrants that each of the representations and warranties contained in the Note Documents to which it is a party or otherwise bound, after giving effect to this Amendment, is and will be true, correct and complete in all material respects as of the Effective Date to the same extent as though made on and as of that date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date.

Section 6.

Miscellaneous.

(a)

Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York (including Section 5-1401 of the General Obligations Law of the State of New York) without giving effect to any conflict or choice of law provision that would result in the imposition of another state’s law.

(b)

Further Assurances. In connection with this Amendment and the transactions contemplated hereby, each party hereto shall execute and deliver, or cause to be executed and delivered, any additional documents and instruments and perform, or cause to be performed, any additional acts, as may be necessary or appropriate to effectuate and perform the provisions of this Amendment and the transactions contemplated hereby.

(c)

Fees and Expenses. Issuer acknowledges that all costs, fees and expenses as described in subsection 9.2 of the Note Purchase Agreement incurred by Agent, Required Holders and their respective counsel with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of Issuer.

(d)

Headings. Section and subsection headings contained in this Consent and Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.

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(e)

Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, and when taken together shall constitute but one and the same instrument. Any facsimile copies hereof or signature hereon shall, for all purposes, be deemed originals.

[Signature Pages Follow]

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IN WITNESS WHEREOF,  this Amendment has been duly executed and delivered by the duly authorized officer of' each Party as of the date first above written.

ISSUER:

NGP BLUE MOUNTAIN HOLDCO LLC

By: Signed

Name: Andrew Studley

Title: CFO

Re: NPA 2nd Amendment

DCI 764450

AGENT:

TCW ASSET MANAGEMENT COMPANY, in its capacity as Agent for the Note Holders

By: Signed

Name: Gerald J. Stalun

Title: Managing Director

By: Signed

Name: Brian O'Connor

Title: Senior Vice President

REQUIRED HOLDERS:

TCW ENERGY FUND XIV, L.P.

By:

TCW Asset Management Company

                its generating partner

By: Signed

Name: Brian O’ Connor

Title: Senior Vice President

By: Signed

Name: Gerald J. Stalun

Title: Managing Director

DCI 764450

TCW ENERGY FUND XIV-A, L.P.

By:  TCW Asset Management Company, its general partner

By: Signed

Name: Brian O’Connor

Title: Senior Vice President

By: Signed

Name: Gerald J. Stalun

Title: Managing Director

TCW ENERGY FUND XIV-B, L.P.

By: TCW Asset Management Company, its general partner

By: Signed

Name: Brian O’Connor

Title: Senior Vice President

By: Signed

Name: Gerald J. Stalun

Title: Managing Director

TCW ENERGY FUND XIV (CAYMAN), L.P.

By: TCW Asset Management Company

International Limited

Its general partner

By: Signed

Name: Brian O’Connor

Title: Senior Vice President

By: Signed

Name: Gerald J. Stalun

Title: Managing Director

DCI 764450

THE NOTE DOCUMENT PARTIES SET FORTH BELOW HEREBY DULY EXECUTE AND DELIVER AS OF THE DATE FIRST WRITTEN ABOVE THIS AMENDMENT SOLELY FOR PURPOSES OF SECTION 5 HEREOF:

NEVADA GEOTHERMAL POWER COMPANY

By: Signed

Name: Andrew Studley

Title: CFO

NGP BLUE MOUNTAIN I LLC

By: Signed

Name: Andrew Studley

Title: CFO

Re: NPA 2nd Amendment